Exhibit 5.1

SEWARD & KISSEL LLP ONE BATTERY PARK PLAZA NEW YORK, NEW YORK 10004
TELEPHONE: (212) 574-1200 FACSIMILE: (212) 480-8421 WWW.SEWKIS.COM	901 K STREET, NW WASHINGTON, DC 20001 TELEPHONE: (202) 737-8833 FACSIMILE: (202) 737-5184

October 31, 2014

Scorpio Tankers Inc.

9, Boulevard Charles III

Monaco 98000

    Re: 7.50% Senior Unsecured Notes Due 2017

Ladies and Gentlemen:

We have acted as special counsel to Scorpio Tankers Inc., a corporation organized under the laws of the Republic of the Marshall Islands (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”) and the rules and regulations promulgated thereunder of $51,750,000 of the Company’s 7.50% Senior Unsecured Notes due 2017 (the “Notes”), including up to $6,750,000 Notes that may be purchased pursuant to an option granted by the Company to the underwriters, pursuant to a registration statement on Form F-3 (333-186815) (the “Registration Statement”), and the prospectus contained therein, as amended and supplemented (the “Prospectus”). The Notes will be issued pursuant to an indenture dated as of May 12, 2014 (the “Base Indenture”), as amended and supplemented by the Second Supplemental Indenture dated as of October 31, 2014 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between the Company and Deutsche Bank Trust Company Americas, as Trustee, and sold by the Company pursuant to the Underwriting Agreement, dated October 28, 2014, among the Company and Stifel, Nicolaus & Company, Incorporated, as representative of the several underwriters named therein (the “Underwriting Agreement”).

In our capacity as counsel to the Company we have examined (a) the Registration Statement, including the Prospectus (b) the Base Indenture and the Supplemental Indenture, (c) the form of the Notes attached to the Supplemental Indenture, (d) the Underwriting Agreement and (e) the originals, or copies identified to our satisfaction, of such corporate records and corporate actions of the Company, certificates of public officials, officers of the Company and other persons, and such other documents, agreements and instruments as we have deemed necessary as a basis for the opinions expressed below. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the conformity with the originals of all documents submitted to us as copies, the genuineness of the signatures of persons signing all documents, the persons identified as officers of the Company are serving as such and, as to factual matters, the truth, accuracy and completeness of the information, representations and warranties contained in the Registration Statement, including the Prospectus, the Underwriting Agreement and such other documents, agreements and instruments.

Based on and subject to the foregoing and the other assumptions, exclusions and qualifications in this letter, we are of the opinion that when the Notes have been duly executed by the Company and authenticated by the Trustee in accordance with the Base Indenture and the Supplemental Indenture and delivered to and paid for by the purchasers thereof pursuant to the Underwriting Agreement and as contemplated by the Registration Statement and the Prospectus Supplement, the Notes will constitute binding obligations of the Company.

This opinion is limited to the laws of the State of New York, the federal laws of the United States of America and the laws of the Republic of the Marshall Islands as in effect on the date hereof. This opinion is as of the date hereof and we have no responsibility to update this opinion for events and circumstances occurring after the date hereof or as to facts relating to prior events that are subsequently brought to our attention.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to each reference to us and the discussions of advice provided by us under the headings “Legal Matters” in the Prospectus, without admitting we are “experts” within the meaning of the Securities Act or the rules and regulations of the Commission promulgated thereunder with respect to any part of the Registration Statement.

Very truly yours,

/s/ Seward & Kissel LLP

SEWARD & KISSEL LLP